Exhibit 1



                      PUBLIC SERVICE COMPANY OF COLORADO
                           (a Colorado corporation)

                      Secured Medium-Term Notes, Series B
            Due From Nine Months to Thirty Years from Date of Issue


                            DISTRIBUTION AGREEMENT





                                          [DATE]


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
10th Floor, North Tower
New York, New York  10281-1310

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004


Dear Sirs:

      Public Service Company of Colorado, a Colorado corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (each an "Agent"; collectively, the "Agents") with respect to the issue and sale by the Company of its Secured Medium-Term Notes, Series B (being a series of First Collateral Trust Bonds) (the "Notes"). The Notes are to be issued under the Company's Indenture dated as of October 1, 1993, as heretofore supplemented by various supplemental indentures, including a supplemental indenture dated as of November 1, 1996, to First Trust of New York, National Association, as successor trustee


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(the "Trustee") to Morgan Guaranty Trust Company of New York (formerly  Guaranty
Trust Company of New York). Said Indenture as so supplemented and to be supplemented is hereinafter called the "Indenture" and such supplemental indenture dated as of November 1, 1996 is hereinafter called the "Supplemental Indenture". As of the date hereof, the Company has authorized the issuance and sale of up to $250,000,000 aggregate principal amount of Notes to or through the Agents pursuant to the terms of this Agreement.

      This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be specified by the Company and agreed to by the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes. The Company may also sell Notes directly to investors and other investors on its own behalf and not through an Agent acting as agent.

      The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-[ ]) for the registration of First Collateral Trust Bonds, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement, [as amended], was declared effective by the SEC at [ ], Eastern Standard Time, on [ ] (the later of such time and date or the time and date of the filing thereafter of the Company's most recent Annual Report on Form 10-K (a "10-K Report") is hereinafter called the "Effective Date"). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof, and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

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SECTION 1.  Appointment as Agents.

      (a) Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby agrees that Notes will be sold to or through the Agents, except that the Company reserves the right to sell the Notes on its own behalf directly to investors in those jurisdictions where it is authorized to do so and, from time to time, to appoint additional agents to sell the Notes, provided that the Company shall furnish the Agents with reasonable advance notification of the appointment of any additional agent to sell the Notes and provided further that such additional agents shall be required to execute distribution agreements in form and substance substantially similar to this Agreement.

      (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate principal amount of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

      (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

      (d) Solicitations as Agent. If requested by the Company and agreed to by an Agent, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

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      (e) Reliance. The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.




SECTION 2.  Representations and Warranties.

      (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(a) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

              (i) Registration Statement and Prospectus. At the Effective Date, the Registration Statement and the Indenture complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the Effective Date, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (Form T-1).

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             (ii)  Incorporated   Documents.   The  documents   incorporated  by
      reference into the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (iii) Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iv) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

              (v) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material in relation to the Company and its subsidiaries considered as one enterprise; and, except as so stated or contemplated, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its subsidiaries considered as one enterprise.

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            (vi) Due Incorporation and Qualification.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise.

            (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly and validly authorized by the Company and, upon execution and delivery by the Agents and subject to any principles of public policy limiting the right to enforce the indemnification provisions contained herein, will be a valid and binding agreement of the Company; the Indenture and the Supplemental Indenture have each been duly and validly authorized by the Company and, upon execution and delivery of the Supplemental Indenture by the Trustee, the Indenture (including the Supplemental Indenture) will be a valid and binding mortgage of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; the issuance and sale by the Company of the Notes pursuant to this Agreement have been duly authorized by all necessary corporate action and, when issued, authenticated and delivered by the Company pursuant to this Agreement and the Indenture against payment of the consideration therefor, the Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; and the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits and security of the Indenture, and will be secured equally and ratably (except to the extent that any sinking, amortization, improvement or other fund may afford

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      additional security for the bonds of any particular series) with all other bonds outstanding under the Indenture.

            (viii) Class A Bonds. The issuance and delivery by the Company of the Class A Bonds (as defined in the Indenture) to be made the basis of the authentication and delivery of the Notes (the "Class A Bonds") have been duly authorized by all necessary corporate action; and when (i) the Class A Bonds have been issued, authenticated and delivered to the Trustee pursuant to the Indenture and (ii) the Notes have been issued, authenticated and delivered to the Purchasers pursuant to this Agreement against payment of the consideration therefor specified herein, the Class A Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCO 1939 Mortgage (as defined in the Indenture), and will be entitled to the benefits of the PSCO 1939 Mortgage.

            (ix) No Defaults. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound or any law, administrative regulation or administrative or court order or decree except to the extent set forth in the Registration Statement and the Prospectus or except to the extent that such violation or default would not have a material adverse effect on the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement and the Supplemental Indenture, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under or (other than under the Indenture and the PSCO 1939 Mortgage with respect to the Notes and the Class A Bonds) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, lease, note, mortgage, indenture, loan agreement or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree.

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            (x) Legal Proceedings;  Contracts. Except as may be set forth in the
      Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would result in any material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or which would materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (xi) Authorization, Approval and Consent. The Company has filed with The Public Utilities Commission of the State of Colorado (the "Colorado Commission") an application with respect to, among other things, the issuance and sale of the Company's debt securities, including the Notes, and the Colorado Commission has issued its order authorizing and approving such issuance and sale. If the above-mentioned order continues in full force and effect, no further consent, order or authorization of or decree or approval by the Colorado Commission or any other court or governmental or regulatory authority or body is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement or the issuance and sale by the Company of the Notes pursuant to this Agreement, except that there must be compliance with the securities laws in the jurisdictions in which the Notes are to be offered and sold.

            (xii) Ratings. The medium-term note program pursuant to which the Notes are being issued (the "Program") as well as the Notes are rated [ ] by Standard & Poor's Ratings Service and [ ] by Moody's Investors Service, Inc., or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

            (xiii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of

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      business,  except  where the failure to so qualify or be in good  standing would not have a material adverse effect on the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each
      Significant   Subsidiary  owned  by  the  Company,   directly  or  through
      subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except that the stock of certain of such subsidiaries is pledged under the PSCO 1939 Mortgage.

      (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate.


SECTION 3.  Purchases as Principals; Solicitations as Agents.

      (a) Purchases as Principals. Unless otherwise specified by the Company and agreed to by an Agent, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and facsimiled to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(l), 7(a), 7(b) and 7(c) hereof.

     (b) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to

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the terms and  conditions  herein set forth,  when  agreed by the Company and an
Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

      The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, the Agents will suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

      The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

      (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $100,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.


SECTION 4.  Covenants of the Company.

      The Company covenants with each Agent as follows:

      (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus,

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



(iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. In addition, the Company will notify the Agents if the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities of the Company shall have been changed, or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Company or shall have withdrawn the rating of the Program or any debt securities of the Company, promptly after learning of any such event.

      (b) Notice of Certain Proposed Filings. Except as otherwise provided in subsection (j) of this Section 4, the Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents a reasonable time in advance of such filing or use.

      (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to each Agent one (1) signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

      (d) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (j) of this Section 4, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the

1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principals, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

      (e) Periodic Financial Information. Except as otherwise provided in subsection (j) of this Section 4, on the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing.

      (f) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (j) of this Section, on the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing.

      (g) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

      (h) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

      (j) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (d), (e) or (f) of this
Section 4 or of subsections (a), (b), (c) or (d) of Section 7 during any period from the time the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company to cease such solicitations, until such time as the Company notifies the Agents that solicitation of purchases of the Notes should be resumed; provided, however, that compliance with such subsections shall be required for any portion of such period during which any Agent has notified the Company that it holds any Notes purchased hereunder as principal pursuant hereto.

      (k) Preparations of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the third business day after the date on which such Pricing Supplement is first used.

      (l) Stand-Off Agreement. If specified by the applicable Agent or Agents in connection with a purchase of Notes from the Company as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper and borrowings under bank lines of credit in the ordinary course of business).


SECTION 5.  Conditions of Obligations.

      The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agents of the Company, and the obligations of any purchaser of Notes sold through an Agent as agent, will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) At the date hereof, the Agents shall have received a certificate, dated the date hereof, of the Company signed by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer of the Company, substantially in the form thereof attached as Appendix I hereto.

     (b) At the date hereof, the Agents shall have received opinions, dated the date hereof, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, and Brown & Wood LLP, counsel for the Agents, substantially in the forms thereof attached hereto as Appendix II and III, respectively, with reproduced or conformed copies thereof for each of the Agents.

     (c) At the date hereof, the Agents shall have received a letter, dated the date hereof, from Arthur Andersen LLP, substantially to the effect set forth in Appendix IV hereto, with reproduced or conformed copies thereof for each of the Agents.

     (d) At the date hereof, Brown & Wood LLP, counsel for the Agents, shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes and the issuance and delivery of the Class A Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes and the issuance and delivery of the Class A Bonds as herein contemplated shall be satisfactory in form and substance to the Agents and Brown & Wood LLP.


SECTION       6. Delivery of and Payment for Notes Sold through an Agent.

      Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the

Company's account but in no event shall the Company be required to pay such Agent any commission with respect to such Note.


SECTION 7.  Subsequent Documentation Requirements of the Company.

      The Company covenants and agrees that:

      (a) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement and other than by an amendment or supplement which relates exclusively to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance and/or offering of securities other than the Notes, unless an Agent shall otherwise specify), or (iii) (if required by an Agent in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 5(a) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(a) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

      (b) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless an Agent shall otherwise reasonably request), or (iii) (if required by an Agent in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, such counsel shall furnish the Agents with a letter substantially in the form of Appendix V hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

      (c) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required by an Agent in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause Arthur Andersen LLP forthwith to furnish the Agents a letter, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

      (d) Subsequent Delivery of Documents Pursuant to the Indenture. Each time that the Company shall deliver documents to the Trustee pursuant to Article IV of the Indenture with respect to the Notes or Article III of the PSCo 1939 Mortgage (as defined in the Indenture) with respect to Class A Bonds being issued with respect to the Notes, the Company shall furnish or cause to be furnished to the Agents and to counsel to the Agents a copy of such documents.

SECTION 8.  Indemnification.

      (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or any other statute or common law and to reimburse each such Agent and controlling person for any legal or other expenses (including, subject to subparagraph (c) of this Section 8, reasonable counsel fees) incurred by them, as incurred, in connection with any such losses, claims, damages or liabilities or in connection with investigating or preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or in connection with effecting a settlement of any such litigation, investigation or proceeding (if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities, expenses, litigation, investigations or proceedings arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or an untrue statement or alleged untrue statement of a material fact included in the Prospectus, as it may have been or be amended or supplemented, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subparagraph (a) shall not apply to any such losses, claims, damages, liabilities, expenses, litigation, investigations or proceedings arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Prospectus, or any amendment or supplement thereto, or arising out of, or based upon, any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, the Trustee's Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement; and provided, further, that the indemnity agreement contained in this subparagraph
(a) shall not inure to the benefit of any Agent or of any person controlling such Agent on account of any such loss, claim, damage, liability, expense, litigation, investigation or proceeding arising from the sale of Notes to any person if (i) such Agent shall have failed to send or give to such person (A) with or prior to the written confirmation of such sale, a copy of the Prospectus together with any amendments or supplements thereto which shall theretofore have been furnished to such Agent, or (B) with or prior to the delivery of such Notes to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished to such Agent subsequent to such written confirmation and prior to the delivery of such Notes to such person, and (ii) in either such case, any untrue or misleading statement or omission made or alleged to have been made shall have been eliminated or remedied in the Prospectus or the amendment or supplement thereto which such Agent so failed to send or give to such person and such Agent would not have been liable had a copy of such Prospectus, amendment or supplement, as the case may be, been so sent or given to such person. Each Agent agrees promptly to notify the Company and each other Agent of the commencement of any litigation, investigations or proceedings against it or any such controlling person in connection with the issuance and sale of the Notes.

      (b) Indemnification of the Company. Each Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person who controls the Company within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, subject to subparagraph (c) of this Section 8, reasonable counsel fees) incurred by them, as incurred, in connection with any such losses, claims, damages or liabilities or in connection with investigating or preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or in connection with effecting a settlement of any such litigation, investigation or proceeding (if such settlement is effected with the written consent of each Agent affected thereby), insofar as such losses, claims, damages, liabilities, expenses, litigations, investigations or proceedings arise out of or are based upon an untrue statement or alleged untrue statement of a material fact included in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Prospectus, or any amendment or supplement thereto. The Company agrees promptly to notify the Agents of the commencement of any litigation, investigation or proceeding against it, any such director or officer, or any such controlling person, in connection with the issuance and sale of the Notes.

      (c) General. The Company and the several Agents each agrees that, upon receipt of notice of the commencement of any action against it or any director, officer or person controlling the Company or any person controlling such Agent as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense, of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnity agreements contained in this
Section 8 shall be in addition to any liability which the Company or the Agents may otherwise have.


SECTION 9.  Payment of Expenses.

      The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

               (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

               (b) The preparation, filing and reproduction of this Agreement;

               (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

               (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of The Depository Trust Company;

               (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

               (f) The qualification of the Notes under state securities or "Blue Sky" laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey, and the printing and delivery to the Agents of copies of any Blue Sky Survey and any Legal Investment Survey;

               (g) The  printing  and  delivery to the Agents in  quantities  as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

               (h) The preparation, printing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

               (i) Any fees charged by rating agencies for the rating of the Notes;

               (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

               (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

               (l)The cost of providing any CUSIP or other identification numbers for the Notes; and

               (m) Any reasonable out-of-pocket expenses incurred by the Agents in connection with this Agreement, provided that the Agents have notified the Company of any such expenses prior to incurring such expenses.


SECTION 10.  Representations, Warranties and Agreements to
               Survive Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


SECTION 11.  Termination.

      (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent with respect to such Agent upon the giving of 30 days' written notice of such termination to the other parties hereto.

      (b)   Termination of Agreement to Purchase Notes as
Principal. An Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if:

              (i) (A) the  Company  shall have  failed or refused to perform any covenant or agreement on its part to be performed hereunder at or prior to the Settlement Date, or (B) the conditions specified in Section 5 hereof shall not have been fulfilled;

             (ii) the subject  matter of the  Prospectus  or of any amendment or supplement to the Prospectus (other than an amendment or supplement relating solely to the activities of any Agent or Agents), in the reasonable judgment of such Agent, shall have made it impracticable for such Agent to market the Notes, or to enforce contracts for the sale of the Notes, upon the terms specified in the Prospectus;

            (iii) (A) there shall have  occurred any outbreak or  escalation  of hostilities or other national or international calamity or crisis, (B) trading in the Common Stock of the Company shall have been suspended by the SEC or any national securities exchange, or trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on said exchange or by order of the SEC or any other governmental authority having jurisdiction, or (C) a banking moratorium shall have been declared by either Federal or New York State authorities, in any such case with the result that, in the reasonable judgment of such Agent, it shall be impracticable for such Agent to market the Notes, or to enforce contracts for the sale of the Notes, upon the terms specified in the Prospectus; or

             (iv) the rating  assigned  by Moody's  Investors  Service,  Inc. or
                  Standard & Poor's Ratings Service to the Program or any debt securities of the Company as of the date of such agreement to purchase Notes from the Company as principal shall have been lowered since such date or Moody's Investors Service, Inc. or Standard & Poor's Ratings Service shall have informed the Company or publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Company or shall have withdrawn its rating of the Program or any debt securities of the Company.

      (c) General. In the event of any such termination, no party will have any liability in respect of this Agreement or such agreement to purchase Notes from the Company as principal, as the case may be, to the other parties hereto or thereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it hereunder as principal with the intention of reselling them and shall so notify the Company or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, (iii) the covenant set forth in Section 4(g) hereof, the indemnity agreement set forth in Section 8 hereof, and the provisions of Sections 10, 13 and 14 hereof shall remain in effect and (iv) if such termination is pursuant to subsection (a), (b)(i), (b)(ii) or (b)(iv) of this
Section 11, the Company shall reimburse the expenses of the Agents and their counsel to the extent provided in Section 9.


SECTION 12.  Notices.

      Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, by telegram or by facsimile (confirmed by telephone), and any such notice shall be effective when received at the address specified below.


      If to the Company:

            Public Service Company of Colorado
            1225 17th Street
            Denver, Colorado  80202
            Attention:
            Facsimile:
            Telephone:

      If to the Agents:

            Merrill Lynch & Co.
            Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
            World Financial Center
            North Tower, 10th Floor
            New York, New York  10281-1310
            Attention:  MTN Product Management
            Facsimile:  (212) 449-2234
            Telephone:

            Goldman, Sachs & Co.
            85 Broad Street
            New York, New York  10004
            Attention:  Credit Control - Medium-Term Notes
            Facsimile:  (212) 357-8680
            Telephone:  (212) 902-3711
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.


SECTION 13.  Parties.

      This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.


SECTION 14.  Governing Law.

      This Agreement and all the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.


SECTION 15.  Counterparts.

      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company in accordance with its terms.

                                    Very truly yours,

                                    PUBLIC SERVICE COMPANY OF COLORADO


                                    By________________________________
                                      Title:


CONFIRMED AND ACCEPTED, as of the date
  first above written:


MERRILL LYNCH, PIERCE FENNER & SMITH
            INCORPORATED



By__________________________________
  Name:
  Title:



GOLDMAN, SACHS & CO.



____________________________________
     (Goldman, Sachs & Co.)

                                                                       EXHIBIT A




      The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:



            Principal Amount:  $________

            Interest Rate:
            Default Rate:
            Interest Payment Dates:

            If Redeemable at the option of the Company:

              Initial Redemption Date:
              Initial Redemption Percentage:
              Annual Redemption Percentage Reduction, if any:

            If Repayable at the option of Holders:

              Repayment Date(s):
              Repayment Price:

            Original Issue Date:
            Date of Maturity:
            Authorized Denomination:
            Purchase Price: ___%, plus accrued interest, if any, from ____________
            Settlement Date and Time:
            Additional Terms:

      In connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

      Officer's  Certificate  pursuant  to  Section  7(a)  of  the  Distribution
        Agreement.
      Legal Opinions pursuant to Section 7(b) of the Distribution Agreement. Comfort Letter pursuant to Section 7(c) of the Distribution Agreement.
      Stand-off   Agreement   pursuant  to  Section  4(l)  of  the  Distribution
        Agreement.

                                                                      Schedule A




      As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                    Percent of
            Maturity Ranges                     Principal Amount
            ---------------                     ----------------

From  9 months to less than 1 year  . . . . . . .     .125%
From  1 year to less than 18 months . . . . . . .     .150%
From  18 months to less than 2 years  . . . . . .     .200%
From  2 years to less than 3 years  . . . . . . .     .250%
From  3 years to less than 4 years  . . . . . . .     .350%
From  4 years to less than 5 years  . . . . . . .     .450%
From  5 years to less than 6 years  . . . . . . .     .500%
From  6 years to less than 7 years  . . . . . . .     .550%
From  7 years to less than 10 years . . . . . . .     .600%
From  10 years to less than 15 years  . . . . . .     .625%
From  15 years to less than 20 years  . . . . . .     .700%
From  20 years to 30 years  . . . . . . . . . . .     .750%

                                                                      APPENDIX I




                         FORM OF OFFICER'S CERTIFICATE
                         -----------------------------

                      PUBLIC SERVICE COMPANY OF COLORADO


      We, [authorized officers' names], [the President] [a Vice President] and [the Treasurer] [an Assistant Treasurer] respectively, of Public Service Company of Colorado, a Colorado corporation (the "Company"), pursuant to Section 5(a) of the Distribution Agreement dated _____________ (the "Distribution Agreement") among the Company and [Agents], hereby certify that, to the best of our knowledge, after reasonable investigation:

     1. Since the respective dates as of which information is given in the Registration Statement and Prospectus (as such terms are defined in the Distribution Agreement), except as otherwise stated therein or contemplated thereby, [or since [insert date of applicable agreement by an Agent to purchase Notes from the Company as principal]], there has not been any material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

     2. The representations and warranties of the Company contained in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

     3. The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

     4. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

      IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company.

Dated:  _____________, ____
                                          ________________________________
                                          [Title]
[SEAL]

                                          ________________________________
                                          [Title]

                                                                   Appendix II
                                                                       to
                                                                  Distribution
                                                                    Agreement

            [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]


[Agents]
Ladies and Gentlemen:

      We have acted as counsel to Public Service Company of Colorado (the "Company") in connection with the sale by the Company of up to $250,000,000 aggregate principal amount of its Secured Medium-Term Notes, Series B (being a series of First Collateral Trust Bonds) (the "Notes"), which are registered pursuant to the registration statement (File No. 333-____) of the Company for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to $400,000,000 in aggregate principal amount of its First Collateral Trust bonds, including the Notes. This opinion is being delivered to you pursuant to Section 5(b) of the Distribution Agreement, dated _______ (the
"Agreement"), between the Company and the several agents named therein (the "Agents"). Unless otherwise stated, defined terms used herein shall have the respective meanings given them in the Agreement.

      We are not general counsel to the Company and our representation of the Company consists of advising it with respect to corporate and regulatory matters as to which we have been specifically consulted. We are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization of the issuance and sale by the Company of the Notes and the authorization of the issuance and delivery of the Class A Bonds. We have examined, among other things, the Registration Statement and the Prospectus, and any amendment or supplement thereto, the corporate records of the Company, the Indenture, the Supplemental Indenture creating the Notes, the PSCO 1939 Mortgage and the supplemental indenture thereto (the "1939 Supplemental Mortgage") under which the Class A Bonds are being issued, the proceedings before The Public Utilities Commission of the State of Colorado with respect to the issuance and sale of the Notes and the issuance and delivery of the Class A Bonds and such other proceedings, papers and documents as we have deemed relevant for the purpose of rendering the opinions enumerated below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of all such latter documents. We have relied as to various questions of fact upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder. With respect to the opinions expressed in paragraphs (xii), (xiii) and (xiv) below, we have relied on information obtained from public records and from the Company.

      On the basis of the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as amended or supplemented to the date hereof.

     (ii) To the best of our knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or operations of the Company and its subsidiaries considered as one enterprise.

     (iii)Each Significant Subsidiary of the Company (as defined in Rule 405(c) of Regulation C under the 1933 Act), if any, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, as amended or supplemented to the date hereof, and, to the best of our knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or operations of the Company and its subsidiaries considered as one enterprise.

     (iv) To the best of our knowledge, the Company is not in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound. The execution and delivery of the Agreement, the Supplemental Indenture, the 1939 Supplemental Mortgage and the consummation of the transactions contemplated therein and the incurrence of the obligations therein contained will not conflict with, or constitute a breach of, or default under, or (other than under the Indenture and the 1939 Mortgage) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to us and to which the Company is a party or by which it may be bound or to which any of its property or assets is subject, or any law, administrative regulation or administrative or court order or decree known to us to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

     (v) The Indenture has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not, in our opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby.

     (vi) The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

    (vii) The Notes are in due and proper form and the issuance and sale of the Notes have been duly authorized by all necessary corporate action, and when a Note has been duly executed and authenticated as specified in the Indenture and the Company Order and Officer's Certificate (each as defined in the Indenture) applicable to such Note and delivered against payment of the consideration therefor determined in accordance with the Agreement, such Note will be a legal, valid and binding obligation of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (v) hereof) in accordance with its terms and entitled to the benefits and security of the Indenture; and, assuming that the Supplemental Indenture has been duly transmitted to the appropriate public officials for recording and will be duly recorded, such Note will be secured equally and ratably with all other Notes and bonds outstanding under the Indenture.

   (viii) The PSCO 1939 Mortgage has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the PSCO 1939 Mortgage has been duly authorized, executed and delivered by the trustee thereunder) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCO 1939 Mortgage; provided, however, that such state laws will not, in our opinion, render the remedies afforded by the PSCO 1939 Mortgage inadequate for the practical realization of the benefit of the security provided thereby.

     (ix) The Class A Bonds are in due and proper form and the issuance and delivery of the Class A Bonds have been duly authorized by all necessary corporate action; and when (a) a Class A Bond has been duly executed, authenticated and delivered to the Trustee as specified in the PSCO 1939 Mortgage and the order of an officer of the Company applicable to such Class A Bond and (b) the related Note has been duly executed and authenticated as specified in the Indenture and the Company Order and Officer's Certificate applicable to such Note and delivered against payment of the consideration therefor determined in accordance with the Agreement, such Class A Bond will be a legal, valid and binding obligation of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (viii) hereof) in accordance with its terms and entitled to the benefits and security of the PSCO 1939 Mortgage; and, assuming that the 1939 Supplemental Mortgage has been duly transmitted to the appropriate public officials for recording and will be duly recorded, such Class A Bond will be secured equally and ratably with all other bonds outstanding under the PSCO 1939 Mortgage (except to the extent that any sinking, amortization, improvement or other fund may afford additional security for such bonds of any particular series).

     (x) The Agreement has been duly authorized, executed and delivered by the Company.

     (xi) The issuance and sale of the Notes, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body (other than in connection or compliance with the provisions of the securities laws of any jurisdiction) is legally required for the issuance and sale by the Company of the Notes pursuant to the Agreement or for the issuance and delivery of the Class A Bonds; and the Company is presently exempt from all of the provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

     xii) The Company has good title to the real properties specifically or generally described or referred to in the Indenture and in the PSCO 1939 Mortgage as subject to the respective liens thereof (except such real property as may have been sold, exchanged or otherwise disposed
          of), subject only to (a) in the case of all such properties, the lien of the PSCO 1939 Mortgage and "permitted encumbrances" (as defined in the PSCO 1939 Mortgage) and (b) in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such is the sole use of such property) the lien of the Indenture and Permitted Liens (as defined in the Indenture).

   (xiii) The Indenture constitutes a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and the lien of the PSCO 1939 Mortgage; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture by the terms thereof) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, the lien of the PSCO 1939 Mortgage, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the

          Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government.

    (xiv) The PSCO 1939 Mortgage constitutes a first mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof, including the shares of stock pledged thereunder (except such property as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the PSCO 1939 Mortgage other than "permitted encumbrances"; and the PSCO 1939 Mortgage by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the PSCO 1939 Mortgage by the terms thereof) acquired by the Company after the date of the execution and delivery of the PSCO 1939 Mortgage, subject to "permitted encumbrances", to any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article XI of the PSCO 1939 Mortgage and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government.

     (xv) The facsimile signature of a Senior Vice President or Vice President of the Company in lieu of his manual signature on the Notes and the Class A Bonds and the facsimile signature of the Secretary or an Assistant Secretary of the Company attesting the corporate seal in lieu of his manual signature on the Notes and the Class A Bonds have been duly and properly authorized by the Board of Directors of the Company, are not inconsistent with the provisions of the Restated Articles of Incorporation, as amended, or By-Laws of the Company and are valid and effective under the laws of the State of Colorado; and the facsimile signatures of such officers on the Notes and the Class A Bonds have the same legal effect as though they had manually signed and attested the Notes and the Class A Bonds as such respective officers.

    (xvi) The statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated by reference into the Prospectus, under the headings "Regulation and Rates" and "Franchises" in Item 1. BUSINESS and under the heading "Character of Ownership" in Item 2. Properties, and the statements in the Prospectus, and any amendment or supplement thereto, under the caption "Security" under "Description of the New Bonds" and "Description of the 1939 Mortgage," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects and fairly present the information purported to be given. The Notes, the Indenture, the Class A Bonds and the PSCO 1939 Mortgage conform as to legal matters to the descriptions thereof contained in the Registration Statement and Prospectus, as amended or supplemented to the date hereof.

   (xvii) [Except  to  the  extent  set  forth  in the  next  sentence  of  this paragraph (xvii),] the franchises held by the Company and its subsidiaries, together with the applicable Certificates of Convenience and Necessity issued by The Public Utilities Commission of the State of Colorado and the Public Service Commission of Wyoming, give the Company and such subsidiaries all necessary authority for the maintenance and operation of their respective properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character. [As disclosed in the Incorporated Documents, the Company is currently providing gas and electric service to one previously franchised municipality while a new franchise is being negotiated.]

  (xviii) The  descriptions in the Registration  Statement and  the  Prospectus,
          as amended or supplemented to the date hereof, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information purported to be given.

    (xix) The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the 1933 Act; and, at the time the Registration Statement became effective and at the date of the Agreement, the Registration Statement complied, and, at the date hereof, the Prospectus, as it may have been amended or supplemented, complies, as to form in all material respects with the requirements of the 1933 Act and the applicable instructions, rules and regulations thereunder, or pursuant to said instructions, rules and regulations are deemed to have complied or to comply therewith, although we do not express any opinion as to the financial statements (including the notes thereto) or other financial or statistical data included or incorporated by reference therein.

      We do not know of any legal or governmental proceeding (pending or threatened) required to be described in the Registration Statement or the Prospectus, as amended or supplemented to the date hereof, which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus, as amended or supplemented to the hereof, or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

      In connection with this opinion, we have participated in discussions with officers and representatives of the Company, in certain of which your representatives and counsel also participated and at which the affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. There is no assurance that all possible material facts as to the Company were disclosed to us or that our familiarity with the Company or the operations in which it is engaged is such that we have necessarily recognized the materiality of such facts as were disclosed, and we have to a large extent relied upon statements of officers and representatives of the Company as to the significance of those facts disclosed to us. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except to the limited extent referred to in paragraphs (xvi) and (xviii) above. Subject to the foregoing, and to the other limitations and qualifications expressed in this letter, we may state that nothing has come to our attention that would lead us to believe that the Registration Statement, when it became effective [or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be,] or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the date of the Agreement or at the date hereof, [or, if the opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(b) of the Agreement, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be,] included or includes an untrue statement of a material fact or omitted, or omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that we do not express any belief as to the financial statements (including the notes thereto) or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, as to any information contained therein furnished to the Company in writing by any Agent expressly for use therein or as to the Statement of Eligibility.

      This opinion is limited to the laws of the State of New York and the State of Colorado and the federal law of the United States of America. In addition, we are not opining herein with respect to the securities or "blue sky" laws of any state. Finally, this opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

      First Trust of New York, National Association is hereby authorized to rely upon this letter as if this letter were addressed to it. Brown & Wood LLP is hereby authorized to rely upon this letter as to matters governed by the law of the State of Colorado as if this letter were addressed to them. This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Notes or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby.

                                                               Very truly yours,

                                                                  Appendix III
                                                                       to
                                                                  Distribution
                                                                    Agreement


                       [LETTERHEAD OF BROWN & WOOD LLP]
                    Re:  Public Service Company of Colorado



[Agents]
Ladies and Gentlemen:

      We have acted as your counsel in connection with the transactions contemplated by the Distribution Agreement, dated ______________ (the "Agreement"), between you and Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the issuance and sale by the Company of up to $250,000,000 aggregate principal amount of its Secured
Medium-Term Notes, Series B (being a series of First Collateral Trust Bonds) (the "Notes"), being issued under its Indenture, dated as of October 1, 1993, to First Trust of New York, National Association, as successor trustee to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New
York), and all indentures supplemental thereto, including the Supplemental Indenture dated as of November 1, 1996 creating the Notes (the "Supplemental Indenture") (said Indenture dated as of October 1, 1993 and all indentures supplemental thereto being hereinafter collectively referred to as the "Indenture").

      We have examined such documents and records as we deemed appropriate, including the following:

     (1) copy, certified by the Secretary of State of the State of Colorado to be a true and complete copy, of the Restated Articles of Incorporation, as amended, and the Certificate of Correction of the Company as on file in the office of the Secretary of State of the State of Colorado;

     (2) certificate of recent date of the Secretary of State of the State of Colorado to the effect that the Company is in good standing;

     (3) copy, certified by an Assistant Secretary of the Company to be a true and correct copy, of the By-Laws of the Company;

     (4)  minute book records of the Company as furnished to us by the Company;

     (5)  executed counterpart of the Agreement;

     (6)  executed counterpart of the Indenture;

     (7) copies of papers delivered by the Company to the Trustee under the Indenture in connection with the authentication and delivery from time to time of the Notes;

     (8) a specimen Note in definitive fully registered form, certified by an Assistant Secretary of the Company to be a true and correct specimen;

     (9) executed counterparts of the Company's Indenture, dated as of December 1, 1939 (the "Original PSCO 1939 Mortgage"), to First Trust of New York, National Association, as successor trustee to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New
          York), and all indentures supplemental thereto, including the supplemental indenture dated as of November 1, 1996 (the "PSCO 1939 Mortgage Supplemental Indenture") creating the Company's first mortgage bonds to be made the basis of the authentication and delivery of the Notes (the

          "Class A Bonds") (the Original  PSCO 1939 Mortgage and all  indentures
          supplemental   thereto  being   hereinafter   called  the  "PSCO  1939
          Mortgage");

     (10) copies of papers delivered by the Company to the trustee under the PSCO 1939 Mortgage in connection with the authentication and delivery of the Class A Bonds;

     (11) a specimen Class A Bond in definitive fully registered form, certified by an Assistant Secretary of the Company to be a true and correct specimen;

     (12) copies, certified by an Assistant Secretary of the Company to be true and correct copies, of certain resolutions adopted by the Board of Directors of the Company [and by the Executive Committee of the Board of Directors of the Company] relating to the authorization, execution and delivery of the Supplemental Indenture, the authorization, execution and delivery of the PSCO 1939 Mortgage Supplemental Indenture, with respect to the authorization, issuance and sale of the Notes, including the Agreement, and with respect to the authorization, issuance and delivery of the Class A Bonds;

     (13) executed copies of the Company's registration statement on Form S-3 (Registration File No. 333-_____) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration thereunder of first collateral trust bonds having an aggregate principal amount not exceeding $400,000,000, including the Notes. The terms "Registration Statement" and "Prospectus" are used herein with the meanings ascribed thereto in the Agreement;

     (14) evidence of the effectiveness of the Registration Statement under the 1933 Act; and

     (15) a copy, certified by the Secretary of The Public Utilities Commission of the State of Colorado (the "Colorado Commission") to be a true and complete copy, of the Decision and Order of the Colorado Commission adopted October 16, 1996, which authorizes the issuance and sale of up to $650,000,000 aggregate principal amount of the Company's first collateral trust bonds, including the Notes, and the same principal amount of Class A Bonds.

            In rendering our opinion, we have assumed, without any independent investigation or verification, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of all such latter documents.

            Based upon the foregoing, and subject to the assumptions set forth herein, we are of the opinion that:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as amended or supplemented to the date hereof.

          (b) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture.

          (c) The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

          (d) The Notes are in due and proper form and the issuance and sale of the Notes by the Company have been duly authorized by all necessary corporate action, and when a Note has been duly executed and authenticated as specified in the Indenture and the Company Order and Officer's Certificate (each as defined in the Indenture) applicable to such Note and delivered against payment of the consideration therefor determined in accordance with the Agreement, such Note will be a legal, valid and binding obligation of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (b) hereof) in accordance with its terms and entitled to the benefits and security of the Indenture; and such Note will be secured equally and ratably with all other Notes and bonds outstanding under the Indenture.

          (e) The PSCO 1939 Mortgage has been duly and validly authorized, executed and delivered by the Company and (assuming the PSCO 1939 Mortgage has been duly authorized, executed and delivered by the trustee thereunder) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCO 1939 Mortgage.

          (f) The Class A Bonds are in due and proper form and the issuance and delivery of the Class A Bonds by the Company have been duly authorized by all necessary corporate action; and when (a) a Class A Bond has been duly executed, authenticated and delivered to the Trustee as specified in the PSCO 1939 Mortgage and the order of an officer of the Company applicable to such Class A Bond and (b) the related Note has been duly executed and authenticated as specified in the Indenture and the Company Order and Officer's Certificate applicable to such Note and delivered against payment of the consideration therefor determined in accordance with the Agreement, such Class A Bond will be a legal, valid and binding obligation of the Company enforceable (subject to the exceptions and limitations referred to in paragraph (e) hereof) in accordance with its terms and entitled to the benefits and security of the PSCO 1939 Mortgage; and such Class A Bond will be secured equally and ratably with all other bonds outstanding under the PSCO 1939 Mortgage (except to the extent that any sinking, amortization, improvement or other fund may afford additional security for such bonds of any particular series).

          (g) The Agreement has been duly authorized, executed and delivered by the Company.

          (h) The issuance and sale of the Notes, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by the Colorado Commission; no further approval, authorization, consent or other order of any public board or body (other than in connection or compliance with the provisions of the securities laws of any jurisdiction) is legally required for the issuance and sale by the Company of the Notes pursuant to the Agreement or for the issuance and delivery of the Class A Bonds; and the Company is presently exempt from all of the provisions of the Public Utility Holding Company Act of 1935, as amended, except
               Section 9(a)(2) thereof.

          (i) The Notes, the Indenture, the Class A Bonds and the PSCO 1939 Mortgage conform as to legal matters to the description of the terms thereof contained in the Registration Statement and the Prospectus, as amended or supplemented to the date hereof.

          (j) The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the 1933 Act; and, at the time the Registration Statement became effective and at the date of the Agreement, the Registration Statement complied, and, at the date hereof, the Prospectus, as it may have been amended or supplemented, complies, as to form in all material respects with the requirements of the 1933 Act and the applicable instructions, rules and regulations thereunder, or pursuant to said instructions, rules and regulations are deemed to have complied or to comply therewith, although we do not express any opinion as to the financial statements (including the notes thereto) or other financial or statistical data included or incorporated by reference therein.

      We have endeavored to see that the Registration Statement and the Prospectus, and any amendment or supplement thereto, comply with the 1933 Act and the rules and regulations of the Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but we have participated to a limited extent only in the preparation of the documents incorporated by reference in the Registration Statement and Prospectus and we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or Prospectus, including the documents incorporated therein by reference. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective [or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be] or at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the date of the Agreement or at the date hereof [or, if the opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(b) of the Agreement, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be], included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we do not express any belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or as to the Statement of Eligibility.

      In giving this opinion we have relied as to all matters governed by Colorado law upon the opinion of even date herewith rendered to you by LeBoeuf, Lamb, Greene & MacRae, L.L.P. relating to the Notes. We express no opinion upon matters regarding titles to properties of the Company, the lien of the Indenture or the filing or the recordation thereof, the lien of the PSCO 1939 Mortgage or the filing or the recordation thereof, or of the validity and sufficiency of the franchises, licenses and permits of the Company in carrying on its business.



                                          Very truly yours,

                                                                   Appendix IV
                                                                       to
                                                                  Distribution
                                                                    Agreement



                   CONTENTS OF LETTER OF ARTHUR ANDERSEN LLP



      The letter of Arthur Andersen LLP will confirm that they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, and will state in effect that:

     (a) in their opinion, the consolidated financial statements and supporting financial schedules audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the applicable respective published rules and regulations thereunder;

     (b) on the basis of a limited review (but not an audit in accordance with generally accepted auditing standards) of the unaudited consolidated condensed financial statements, if any, included in the documents incorporated by reference in the Prospectus and of the latest available interim consolidated financial statements of the Company, a reading of all recent minutes of meetings of the Board of Directors of the Company and the Executive and Audit Committees thereof (or for meetings for which minutes had not yet been prepared, discussions with a Company officer of the actions taken thereat), of the shareholders of the Company and of the shareholders and Boards of Directors of the Company's consolidated subsidiaries, and discussions with officers of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

          (i) the unaudited consolidated condensed financial statements, if any, included in the documents incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published 1934 Act Regulations, or said consolidated condensed financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference therein,

          (ii) the unaudited income statement and balance sheet amounts, if any, included in the Prospectus were not determined on a basis substantially consistent with the audited financial statements included therein, or

         (iii) (A)  there was any  change  in the  consolidated  capital  stock, other than ongoing sales under the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan, or any increase in the long-term debt of the Company and its consolidated subsidiaries, or any decrease in consolidated net assets, at a specified date not more than three days prior to the date of such letter as compared with the corresponding amounts shown in the most recent consolidated balance sheet or condensed balance sheet incorporated by reference in the Prospectus, or

               (B) there was any decrease in consolidated operating revenues or net income for the period from the date of the latest consolidated balance sheet or condensed balance sheet incorporated by reference in the Prospectus to a specified date not later than three days prior to the date of such letter as compared to such amounts for the corresponding period during the previous year, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are disclosed in such letter;

      (c) they have carried out certain procedures and made certain findings, specified in such letter, with respect to certain amounts and percentages included in the Prospectus and the documents incorporated by reference in the Prospectus and such other items as the Agents may reasonably request.

                                                                      APPENDIX V



                                          ____________________, 19__

[Agents]

Re:   Public Service Company of Colorado Secured Medium-Term Notes

Dear Sirs:

      We have delivered an opinion to you dated ______________ as counsel to Public Service Company of Colorado (the "Company"), pursuant to Section 5(b) of the Distribution Agreement, dated as of ____________, among the Company and you, as Agents. You may continue to rely upon such opinion as if it were dated as of this date except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to this date.

      This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.

                                          Very truly yours,

                                       V-1